Exhibit 107

(Prospectus for

Common Stock)

Calculation of Filing Fee Table

PROSPECTUS (424(b)(5))

under

FORM S-3 (No. 333 264790)

(Form Type)

Avista Corporation

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type (1)	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit (1)	Maximum Aggregate Offering Price (1)	Fee Rate	Amount of Registration Fee (1) (2) (3)

Newly Registered Securities

Fees to be Paid	Equity	Common Stock	Rule 424 (g) and 456 (b) Rule 457 (c) and (r)	4,000,000 shs.	$38.68	$154,720,000	0.0001102	$17,050.14

Fees Previously Paid	Equity	Common Stock	Rule 424 (g) and 456 (b) Rule 457 (c) and (r)	844,787 shs	$40.23	$33,985,781	0.0000927	$3,150.48

Carry Forward Securities

N/A

(1)

The amount of the registration fee in respect of 4,000,000 of the shares of Common Stock offered by this prospectus supplement and the accompanying prospectus is $17,050.14, calculated in accordance with Rule 457(c) and (r). The proposed maximum aggregate offering price of such shares was calculated by multiplying 4,000,000 shares by $38.68 per share, which is the average of the high and low prices of Avista Common Stock on July 28, 2023, as reported in the consolidated reporting system.

(2)

The balance of 844,787 of the shares of Common Stock offered by this prospectus supplement and the accompanying prospectus were included in the 4,772,375 shares offered by the Registrant’s prospectus supplement, dated and filed under Rule 424(b)(5) on May 9, 2022 under the same Registration Statement, No. 333-264790, and the accompanying prospectus, but remain unsold. A filing fee of $11,802.25 was paid contemporaneously with the filing of such prospectus supplement, and the portion of such filing fee allocable to the aforesaid 844,787 shares (calculated by multiplying such number of shares by the then applicable market price per share of $40.23 and multiplying that product by the then applicable fee rate of 0.0000927) is $3,150.48.

(3)	Accordingly, the registration fee paid contemporaneously with the filing of this prospectus supplement under Rule 424(b)(5), which is payable only in respect of 4,000,000 shares, is $17,050.14.